Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Michelle D. Esterman
Chief Financial Officer
T: (770) 612-7007
E: Michelle.Esterman@altisource.com
ALTISOURCE ANNOUNCES CLOSING OF THE PREVIOUSLY ANNOUNCED EXCHANGE AND MATURITY EXTENSION TRANSACTIONS OF THE COMPANY’S TERM LOANS
Luxembourg, February 20, 2025 - Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) (NASDAQ: ASPS), a leading provider and marketplace for the real estate and mortgage industries, announced the closing of its previously announced exchange transaction with one hundred percent (100%) of lenders under the Company’s senior secured term loans (the “Lenders”) (the “Term Loan Exchange Transactions") and entered into a $12.5 million super senior credit facility (the “Super Senior Facility”).
“I am pleased that we executed and closed the Term Loan Exchange Transactions and the Super Senior Facility. We believe these transactions significantly strengthen Altisource’s balance sheet which, combined with the Company’s improving financial performance, should help position it for sustainable long-term growth and value creation,” said Chairman and Chief Executive Officer William B. Shepro.
Under the Term Loan Exchange Transactions, the Lenders exchanged the Company’s senior secured term loans with an outstanding balance of $232.8 million for a $160 million new first lien loan (the “New Facility”) and the issuance of approximately 58.2 million common shares of Altisource (the “Debt Exchange Shares”). The New Facility is comprised of a $110 million interest-bearing loan (the “New Debt”) and a $50 million non-interest-bearing exit fee (the “Exit Fee”). The following is a summary of certain terms of the New Facility:
•$158.6 million of the New Facility matures on April 30, 20301
•The interest rate on the New Debt is Secured Overnight Financing Rate (“SOFR”) plus 6.50% per annum with a 3.50% SOFR floor
•The interest rate on the Exit Fee is 0%
•All mandatory and voluntary prepayments under the New Facility are allocated between the New Debt and the Exit Fee on a pro rata basis
•The principal amortization of the New Facility is 1.0% of the New Debt per year
•A minimum of 95% of net proceeds the Company may receive from the exercise of Cash Exercise Stakeholder Warrants (defined below) are to be used to prepay the New Facility
•Beginning with the fiscal year ending December 31, 2025, the lesser of (a) 75% of the aggregate Excess Cash Flow (as defined in the credit agreement) for the most recently ended fiscal year of the Company for which financial statements have been delivered and (b) such amount which, immediately after giving effect to such repayment, would result in the Company having no less than $30 million of total cash on its balance sheet, shall be applied first to the prepayment of the Super Senior Facility (defined below) and, second, to the prepayment of the New Facility

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1 A portion of the principal amount of the Exchange Term Loans in the amount of approximately $1.4 million matures on January 15, 2029.

On February 19, 2025, Altisource also executed and closed on the Super Senior Facility to fund transaction costs related to the Term Loan Exchange Transaction and for general corporate purposes. The following is a summary of certain terms of the Super Senior Facility:
•The maturity date of the Super Senior Facility is February 19, 2029
•The original issue discount on the Super Senior Facility is 10.0%
•The interest rate on the Super Senior Facility is SOFR plus 6.50% with a 3.50% SOFR floor
•Beginning with the fiscal year ending December 31, 2025, the lesser of (a) 75% of the aggregate Excess Cash Flow (as defined in the credit agreement) for the most recently ended fiscal year of the Company for which financial statements have been delivered and (b) such amount which, immediately after giving effect to such repayment, would result in the Company having no less than $30 million of total cash on its balance sheet, shall be applied first to the prepayment of the Super Senior Facility and, second, to the prepayment of the New Facility
On February 18, 2025, the Company’s shareholders approved resolutions to enable, among other things, an issuance of transferrable warrants to holders of the Company’s (i) common stock, (ii) restricted share units and (iii) outstanding warrants to purchase shares of Common Stock at an exercise price of $0.01 per share, (collectively, the “Stakeholders”), in each case, as of 5:00 p.m., New York City time, on February 14, 2025 (the “Distribution Record Date”), to purchase approximately 114.5 million shares of Altisource common stock for $1.20 per share (the “Stakeholder Warrants”). Subject to the right of the board of directors of the Company (the “Board”) to change the Distribution Record Date, the issuance of Stakeholder Warrants shall occur on a date to be subsequently determined by the Board that will be within 60 days after the Distribution Record Date (i.e., by April 15, 2025). Once issued, the Stakeholder Warrants will provide Stakeholders with the ability to purchase approximately 3.25 shares of Altisource common stock for each share of or right to common stock held. Fifty percent of the Stakeholder Warrants will expire on April 2, 2029 and require settlement through the cash payment to the Company of the exercise price of such Stakeholder Warrant (“Cash Exercise Stakeholder Warrants”). The other fifty percent of the Stakeholder Warrants will expire on April 30, 2032 and require settlement through the forfeiture of shares to the Company equal to the exercise price of such Stakeholder Warrant.
The foregoing descriptions of each of the Term Loan Exchange Transactions and the Super Senior Facility are not complete and are to be described in more detail in a Current Report on Form 8-K to be filed by Altisource in connection with the transactions described herein. The transactions described above were undertaken pursuant to the Transaction Support Agreement dated December 16, 2024, a copy of which is attached as Exhibit 10.1 to Altisource’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 17, 2024.
Disclaimer
This press release does not constitute an offer to sell or buy, nor the solicitation of an offer to sell or buy, any securities nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this communication is not an offer of securities for sale into the United States or any other jurisdiction. No offer of securities shall be made absent registration under the Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.
Forward-Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements that relate to, among other things, future events or our future performance or financial condition, including without limitation, statements relating to the potential for the Term Loan Exchange Transactions and the Super Senior Facility to improve the Company’s financial performance and impact thereof on the Company’s long-term growth and value creation, the issuance of Stakeholder Warrants and the Distribution Date for the Stakeholder Warrants. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe,” “potential” or “continue” or the negative of these terms and comparable terminology. Such statements are based on expectations as to the future and are not statements of historical fact. Furthermore, forward-looking statements are not guarantees of future performance and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the risks discussed in Item 1A of Part I “Risk Factors” in our Form 10-K filed with the Securities and Exchange Commission on March 7, 2024, as updated by the information in Item 1A. of Part II “Risk Factors” in our subsequently filed quarterly reports on Form 10-Q filings. We caution you not to place undue reliance on these forward-looking statements which reflect our view only as of the date of this report. We are under no obligation (and expressly disclaim any obligation) to update or alter any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based. The risks and uncertainties to which forward looking statements are subject include, but are not limited to, risks related to customer concentration, the timing of the anticipated increase in default related referrals following the expiration of foreclosure and eviction moratoriums and forbearance programs, and any other delays occasioned by government, investor or servicer actions, the use and success of our products and services, our ability to retain existing customers and attract new customers and the potential for expansion or changes in our customer relationships, technology disruptions, our compliance with applicable data requirements, our use of third party vendors and contractors, our ability to effectively manage potential conflicts of interest, macro-economic and industry specific conditions, our ability to effectively manage our regulatory and contractual obligations, the adequacy of our financial resources, including our sources of liquidity and ability to repay borrowings and comply with our debt agreements, including the financial and other covenants contained therein, as well as Altisource’s ability to retain key executives or employees, behavior of customers, suppliers and/or competitors, technological developments, governmental regulations, taxes and policies. The financial projections and scenarios contained in this press release are expressly qualified as forward-looking statements and, as with other forward-looking statements, should not be unduly relied upon. We undertake no obligation to update these statements, scenarios and projections as a result of a change in circumstances, new information or future events, except as required by law.
About Altisource
Altisource Portfolio Solutions S.A. is an integrated service provider and marketplace for the real estate and mortgage industries. Combining operational excellence with a suite of innovative services and technologies, Altisource helps solve the demands of the ever-changing markets we serve. Additional information is available at www.Altisource.com.
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